PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: Computation of Ratio of Earnings to Fixed Charges

                                                                   Years Ended December 31,
                                        -------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                        -------------    -------------   -------------    -------------   -------------
Net income.........................     $ 49,870,000     $ 51,181,000    $ 41,255,000     $ 29,400,000    $  3,836,000
Minority interest..................       27,489,000       26,741,000      16,049,000       11,208,000       8,566,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
                                        -------------    -------------   -------------    -------------   -------------
Earnings available to cover fixed
   charges.........................     $ 79,074,00      $ 79,403,000    $ 60,457,000     $ 42,969,000    $ 12,403,000
                                        =============    =============   =============    =============   =============

Fixed charges (1)..................     $  2,806,000     $  2,896,000    $  4,142,000     $  2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                        -------------    -------------   -------------    -------------   -------------
Combined  fixed charges and preferred
   distributions...................     $ 25,767,000     $ 20,169,000    $ 11,704,000     $  2,629,000    $      1,000
                                        =============    =============   =============    =============   =============

Ratio of earnings to fixed charges.            28.18            27.42           14.60            16.34          12,403
                                        =============    =============   =============    =============   =============
Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             3.07             3.94            5.17            16.34          12,403
                                        =============    =============   =============    =============   =============

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                   Years Ended December 31,
                                        -------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                        -------------    -------------   -------------    -------------   -------------
FFO................................     $ 93,568,000     $ 85,977,000    $ 76,353,000     $ 57,430,000    $ 17,597,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
Minority   interest   in   income   -
preferred units....................       14,107,000       12,185,000       4,156,000                -               -
Preferred dividends................        8,854,000        5,088,000       3,406,000                -               -
                                        -------------    -------------   -------------    -------------   -------------
Adjusted   FFO   available  to  cover
   fixed charges...................    $ 118,244,000    $ 104,731,000    $ 87,068,000     $ 59,791,000    $ 17,598,000
                                        =============    =============   =============    =============   =============

Fixed charges (1)..................     $  2,806,000     $  2,896,000    $  4,142,000     $  2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                        -------------    -------------   -------------    -------------   -------------
Combined  fixed charges and preferred
   distributions...................     $ 25,767,000     $ 20,169,000    $ 11,704,000     $  2,629,000    $      1,000
                                        =============    =============   =============    =============   =============

Ratio of FFO to fixed charges......            42.14            36.16           21.02            22.74          17,598
                                        =============    =============   =============    =============   =============

Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             4.59             5.19            7.44            22.74          17,598
                                        =============    =============   =============    =============   =============

(1) Fixed charges include interest expense plus capitalized interest.